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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         January 25, 2001
                                                --------------------------------

                          United Investors Realty Trust
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             (Exact Name of Registrant as Specified in its Charter)

            Texas                       001-13915             76-0265701
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(State or other jurisdiction of        (Commission            (IRS Employer
 incorporation or organization)        File Number)         Identification No.)

      5847 San Felipe, Suite 850
              Houston, TX                         77057
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(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:    (713) 781-2860
                                                      ----------------

                                      N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE


On January 25, 2001, United Investors Realty Trust issued a press release announcing that the Board of Trust Managers of United Investors Realty Trust had approved the adoption of a Preferred Shares Rights Agreement. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item  7.    Financial Statements and Exhibits

(c)         Exhibits.

Exhibit No.     Description

99.1 Press release of United Investors Realty Trust, dated January 25, 2001.


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                          UNITED INVESTORS REALTY TRUST


 Dated: January 25, 2001   By: /s/ R. Steven Hamner
                           -------------------------
                           R. Steven Hamner
                           Vice President, Chief Financial Officer



                                 EXHIBIT INDEX

Exhibit No.     Description

99.1 Press Release of United Investors Realty Trust, dated, January 25, 2001.

United Investors Realty Trust (NASDAQ: UIRT; PCX: UIR) News Release- Thursday, January 25, 2001

Contact:  R. Steven Hamner
          Vice President - Chief Financial Officer
          United Investors Realty Trust
          (713) 260-1443

United Investors Realty Trust Adopts Shareholder Rights Plan

January 25, 2001 - United Investors Realty Trust (NASDAQ: UIRT; Pacific: UIR), a Houston based real estate investment trust (REIT) today announced that its Board of Trust Managers has declared a dividend distribution of one Preferred Share Purchase Right on each outstanding United Investors Realty Trust common share.

Robert W. Scharar,  Chairman and Chief Executive  Officer of the Company stated:
"The Rights are designed to assure that all of United Investors Realty Trust's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against abusive tactics to gain control of United Investors Realty Trust without paying all shareholders a premium for that control. The Rights are not being adopted in response to any specific takeover threat."

The Rights are intended to enable all UIRT shareholders to realize the long-term value of their investment in the Company. The Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.

The Rights will become exercisable only if a person or group becomes an "acquiring person" by acquiring beneficial ownership of 15% or more of United Investors Realty Trust's common shares or if a person or group announces or commences a tender offer or exchange offer that would cause a person or group to become an acquiring person. Each Right will entitle shareholders to buy one one-hundredth of a new series of junior participating preferred share at an exercise price of $13.

Upon a person becoming an acquiring person, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right's then-current exercise price, a number of United Investors Realty Trust's common shares having a market value of twice such price. In addition, if United Investors Realty Trust is acquired in a merger or other business combination transaction after a person has become an acquiring person, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value of twice such price. The acquiring person will not be entitled to exercise these Rights.

Prior to a person becoming an acquiring person, the Rights are redeemable for $.01 per Right at the option of the Company's Board of Trust Managers.

The dividend distribution will be made on February 6, 2001, payable to shareholders of record on such date, and is not taxable to shareholders. The Rights will expire on February 6, 2011.


About United Investors Realty Trust

United Investors Realty Trust is a Houston-based real estate investment trust and owns 26 neighborhood and community shopping centers, and a 50% interest in another. These centers include approximately 3,100,000 square feet of gross leaseable area, of which grocery store operators and third parties own approximately 737,000 square feet. Of the Company's properties, 16 are located in Texas (including eight in Houston and six in Dallas). The remaining properties are located in Arizona (three), Florida (five), and Tennessee (two). The Company's common shares of beneficial interest trade on the Nasdaq National Market System under the ticker symbol "UIRT," and on the Pacific Exchange under the symbol "UIR."

Statements in this press release regarding United Investors Realty Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Examples of such risks and uncertainties include, but are not limited to, changes in interest rates, the ability of the Company to secure financing, increased competition for acquisition of new properties, unanticipated expenses and delays in acquiring properties, potential sales prices and timing of sales related to dispositions of properties, changes in occupancy rates and the financial strength of tenants in the Company's centers, and regional, local, and national economic and business conditions.